UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): September 22, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue, 40th Floor Little Rock, Arkansas 72201 Telephone (501) 377-4000	71-0005900
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730
1-8474	ENTERGY LOUISIANA, INC. (a Louisiana corporation) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	72-0245590
0-320	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000	64-0205830
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Building New Orleans, Louisiana 70112 Telephone (504) 670-3674	72-0273040
1-9067	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000	72-0752777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(Entergy Corporation)

On September 22, 2005, Entergy Corporation entered into an amendment to its $2 billion, 5-year bank credit facility (the "$2 Billion Facility") by and among Entergy Corporation as borrower, Citibank, N.A., as bank, LC issuing bank and administrative agent, ABN AMRO Bank N.V., as LC issuing bank and bank, and several banks party thereto. The amendment removes as an Event of Default under the $2 Billion Facility the failure or inability of Entergy New Orleans to pay its debts or the institution of a bankruptcy, insolvency, or reorganization proceeding by or against Entergy New Orleans. The amendment is filed herewith as Exhibit 4(a). The $2 Billion Facility is filed as Exhibit 4(d) to Entergy's Quarterly Report on Form 10-Q for the period ended June 30, 2005.

On September 23, 2005, Entergy Corporation entered into amendments to its two Amended and Restated Credit Agreements among Entergy Corporation, as borrower, Bayerische Hypo-Und Vereinsbank, AG, New York Branch, as bank, and Bayerische Hypo-Und Vereinsbank, AG, New York Branch, as administrative agent. The amendments remove as an Event of Default under the Amended and Restated Credit Agreements the failure or inability of Entergy New Orleans to pay its debts or the institution of a bankruptcy, insolvency, or reorganization proceeding by or against Entergy New Orleans. The amendments are filed herewith as Exhibits 4(b) and 4(c). The Amended and Restated Credit Agreements are filed as Exhibits 4(f) and (g) to Entergy's Quarterly Report on Form 10-Q for the period ended June 30, 2005.

In addition to these credit agreement amendments, on September 22, 2005 the letter of credit agreement that supports the long-term debt obligation that an Entergy Non-Utility Nuclear subsidiary owes to the New York Power Authority (NYPA) was also amended to remove as an event of default the failure or inability of Entergy New Orleans to pay its debts or the institution of a bankruptcy, insolvency, or reorganization proceeding by or against Entergy New Orleans.

(Entergy New Orleans)

See the information included in Item 2.03 below regarding the DIP Credit Agreement entered into between Entergy Corporation and Entergy New Orleans.

Item 1.03. Bankruptcy or Receivership.

(Entergy New Orleans)

On September 23, 2005, Entergy New Orleans filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Louisiana seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code (Case No. 05-17697). The case has been assigned to the Honorable Jerry A. Brown. Entergy New Orleans continues to operate its business as a debtor-in-possession under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court.

On September 26, 2005, the bankruptcy court issued an order that allowed Entergy New Orleans to enter into the DIP Credit Agreement with Entergy Corporation described more fully in Item 2.03 herein, and approved on an interim basis loans under the agreement totaling up to $100 million. The bankruptcy court also issued orders allowing Entergy New Orleans to pay certain pre-petition vendors deemed critical to its restoration efforts and allowing Entergy New Orleans to pay certain pre-petition wages, employee benefits, and employment-related taxes. Entergy Corporation provided $60 million to Entergy New Orleans on September 26, 2005 under the DIP Credit Agreement to enable Entergy New Orleans to meet its near-term obligations in its restoration effort, including payments under certain purchased power and gas supply agreements. The bankruptcy court scheduled a hearing for December 7, 2005 to consider entry of an order granting final approval of the DIP Credit Agreement, including the priority and lien status of the indebtedness under that agreement.

Item 2.03 Creation of a Direct Financial Obligation

(Entergy Corporation)

On September 26, 2005, Entergy Corporation drew $200 Million on its $2 Billion Facility. As of September 27, 2005, amounts outstanding under the $2 Billion Facility are as follows (in millions):
FACILITY	CAPACITY	BORROWINGS	LETTERS OF CREDIT	CAPACITY AVAILABLE
5-Year Facility	$2,000	$1,195	$209	$596

(Entergy New Orleans)

On September 26, 2005, Entergy New Orleans, as borrower, and Entergy Corporation, as lender, entered into the DIP Credit Agreement, a revolving debtor-in-possession credit facility to provide funding to Entergy New Orleans for its business restoration efforts. The credit facility provides for up to $100 million in loans on an interim basis pending final bankruptcy court approval of the DIP Credit Agreement. If the DIP Credit Agreement receives final bankruptcy court approval, the facility amount will increase to $200 million. Entergy New Orleans will use borrowings under the facility to fund its working capital and general corporate requirements, including restoration costs.

Borrowings under the DIP Credit Agreement will be repaid in full, and the agreement will terminate, at the earliest of (i) August 23, 2006, or such later date as Entergy Corporation shall agree to in its sole discretion, (ii) December 10, 2005, if a final order that is satisfactory to Entergy Corporation approving the DIP Credit Agreement shall not have been entered on or prior to such date, (iii) the acceleration of the loans and the termination of the DIP Credit Agreement in accordance with its terms, (iv) the date of the closing of a sale of all or substantially all of Entergy New Orleans' assets pursuant to section 363 of the Bankruptcy Code or a confirmed plan of reorganization, and (v) the effective date of a plan of reorganization in Entergy New Orleans' bankruptcy case.

As security for Entergy Corporation as the lender, all borrowings by Entergy New Orleans under the DIP Credit Agreement are: (i) entitled to superpriority administrative claim status pursuant to section 364(c)(1) of the Bankruptcy Code; (ii) secured by a perfected first priority lien on all unencumbered property of Entergy New Orleans pursuant to section 364(c)(2) of the Bankruptcy Code; (iii) secured by a perfected junior lien pursuant to section 364(c)(3) of the Bankruptcy Code on all property of Entergy New Orleans subject to perfected and non-avoidable liens that existed as of the date Entergy New Orleans filed its bankruptcy petition; and (iv) secured by a perfected first priority, senior priming lien pursuant to section 364(d)(1) of the Bankruptcy Code on all property of Entergy New Orleans that is subject to valid, perfected and non-avoidable liens that existed as of the date Entergy New Orleans filed its bankruptcy petition; provided, however, that the superpriority liens granted to Entergy Corporation pursuant to section 364(d)(1) of the Bankruptcy Code shall not be effective unless and until the bankruptcy court issues a final order approving the DIP Credit Agreement, in which case such priming liens shall be deemed to have been effective as of the date Entergy New Orleans filed its bankruptcy petition.

The interest rate on borrowings under the DIP Credit Agreement will be the average interest rate of borrowings outstanding under Entergy Corporation's $2 Billion Facility, which currently is approximately 4.6% per annum.

Events of default under the DIP Credit Agreement include: failure to make payment of any installment of principal or interest when due and payable; the occurrence of a change of control of Entergy New Orleans; the failure of Entergy Corporation to receive, on or prior to November 30, 2005, approval from the SEC regarding the charging of interest under the DIP Credit Agreement; failure by either Entergy New Orleans or Entergy Corporation to receive other necessary governmental approvals and consents; the occurrence of an event having a materially adverse effect on Entergy New Orleans or its prospects; and customary bankruptcy-related defaults, including, without limitation, appointment of a trustee, "responsible person," or examiner with expanded powers, conversion of Entergy New Orleans' chapter 11 case to a case under chapter 7 of the Bankruptcy Code, and the interim or final orders approving the DIP Credit Agreement being stayed or modified or ceasing to be in full force and effect.

Entergy New Orleans borrowed $60 million under the DIP Credit Agreement on September 26, 2005.

The DIP Credit Agreement is attached as Exhibit 4(d) hereto.

Item 5.02 Departure and Election of Directors

(Entergy New Orleans)

On September 22, 2005, Leo Denault, Richard Smith and Mark Savoff, each of whom is an officer of Entergy Corporation, resigned as members of the board of directors of Entergy New Orleans because of a potential conflict of interest with their duties and responsibilities to Entergy Corporation. To replace them, on September 22, 2005, Entergy Corporation, the owner of all of the outstanding common shares of Entergy New Orleans, elected Tracie Boutte and Roderick West as members of the board of directors of Entergy New Orleans.

Item 8.01. Other Events.

(Entergy Corporation, Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, and System Energy)

See the information in Items 1.03 and 2.03 herein regarding the bankruptcy petition that Entergy New Orleans filed on September 23, 2005 and the debtor-in-possession financing facility entered into by Entergy Corporation and Entergy New Orleans. As described more fully in Entergy's 2004 Form 10-K, Entergy New Orleans is a wholly-owned subsidiary of Entergy Corporation, and is an affiliate of and transacts business with Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, and System Energy.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4(a)

Amendment dated as of September 22, 2005, to the Credit Agreement, dated as of May 25, 2005, among Entergy Corporation, the Banks (Citibank, N.A., ABN AMRO Bank N.V., BNP Paribas, J. P. Morgan Chase Bank, The Royal Bank of Scotland plc, Barclays Bank PLC, Calyon New York Branch, KeyBank National Association, Morgan Stanley Bank, The Bank of New York, Wachovia Bank, N.A., Credit Suisse First Boston (Cayman Islands Branch), Lehman Brothers Bank (FSB), Regions Bank, Societe Generale, Union Bank of California, N.A., Bayerische Hypo-und Vereinsbank AG (New York Branch), Mellon Bank, N.A., KBC Bank N.V., Mizuho Corporate Bank Limited, West LB AG, New York Branch, and UFJ Bank Limited, Citibank, N.A., as Administrative Agent and LC Issuing Bank, and ABN AMRO Bank, N.V., as LC Issuing Bank.

4(b)

Amendment dated as of September 21, 2005, to the Amended and Restated Credit Agreement, dated as of June 30, 2005, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent.

4(c)

Amendment dated as of September 21, 2005, to the Amended and Restated Credit Agreement, dated as of June 30, 2005, among Entergy Corporation, as Borrower, Bayerische Hypo- und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent.

4(d)	DIP Credit Agreement, dated as of September 26, 2005, between Entergy New Orleans, Inc., as a debtor-in-possession and Entergy Corporation, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.
Entergy Gulf States, Inc.
Entergy Louisiana, Inc.
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: September 28, 2005